SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          November 23, 2004

Family Room Entertainment Corporation
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(Exact Name of Registrant as Specified in its Charter)

New Mexico      0-27063      85-0206160
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(State or Other Jurisdiction (Commission     (IRS Employer
of Incorporation)      File Number)          Identification No.)

8530 Wilshire Boulevard, Suite 420 Beverly Hills, CA         90211
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(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code: (323) 659-9411

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(Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.01. Entry into Material Definitive Agreement

On November 17, 2004, the Registrant received funding from institutional and accredited investors with Gross proceeds of $2,000,000, with net proceeds to the Company of $1,744,290. This will be considered a debt on the company's books.

The funding consists of convertible securities, with a fixed conversion rate by the investors at $.15 per share plus an aggregate total of 23,333,334 shares in A and B warrants with an exercise price of $.15 per share.

Family Room Entertainment Corporation will use $1,000,000 of the net proceeds of this financing to purchase acquisition rights and/or for an independent film production. The remaining funds will be used for working capital.

ITEM 9.01 Financial Statements and Exhibits

Exhibit        Title

99.1         Subscription Agreement
99.2         Form of Convertible Note
99.3         Form of Purchase Warrant
99.4         News Release

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2004.

Family Room Entertainment Corporation

By:/s/ George Furla
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George Furla, President and CEO

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